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                                  EXHIBIT 11
                      W. R. GRACE & CO. AND SUBSIDIARIES
              WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED
                           IN PER SHARE COMPUTATIONS
       For the three and nine months ended September 30, 1997 and 1996
         (Dollars in millions, except per share; shares in thousands)
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                                                                3 Mos. Ended              9 Mos. Ended


                                                           9/30/97       9/30/96      9/30/97      9/30/96
                                                           ---------------------      --------------------
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EARNINGS PER SHARE:

Weighted average shares outstanding..................      73,662         91,092        73,885      95,188
                                                          =======       ========      ========    ========

Net income...........................................    $   71.1       $2,519.9      $  234.9    $2,917.4

Dividends paid on preferred stocks...................           -            (.1)            -         (.4)
                                                         --------      ---------      --------    --------

Income used in per share computation of earnings.....    $   71.1      $ 2,519.8      $  234.9    $2,917.0
                                                         ========      =========      ========    ========

Net income per share.................................    $     .97     $    27.66     $    3.18   $   30.64

PRIMARY:

Weighted average shares outstanding..................        73,662       91,092        73,885      95,188

Dilutive effect (as determined by the application
     of the treasury stock method)...................         2,377        2,262         2,295       1,978
                                                           --------    ---------      --------    --------

Weighted average number of shares                            76,039       93,354        76,180      97,166
                                                            =======     ========      ========    ========
     outstanding - primary...........................

Net income...........................................      $   71.1     $2,519.9      $  234.9    $2,917.4

Dividends paid on preferred stocks...................             -          (.1)            -         (.4)
                                                           --------    ---------      --------   ---------

Income used in per share computation of earnings
     and in per share computation of earnings
     assuming dilutive effect........................      $   71.1    $ 2,519.8      $  234.9   $ 2,917.0
                                                           ========    =========      ========   =========

Net income per share - primary.......................      $    .93   $    26.99      $   3.08   $   30.02

FULLY DILUTED:

Weighted average shares outstanding..................        73,662       91,092        73,885      95,188

Dilutive effect (as determined by the application
     of the treasury stock method)...................         2,686        2,826         2,687       2,826
                                                          ---------    ---------      --------    --------

Weighted average number of shares
     outstanding - fully diluted.....................        76,348       93,918        76,572      98,014
                                                           ========    =========      ========    ========

Net income...........................................      $   71.1     $2,519.9      $  234.9    $2,917.4

Dividends paid on preferred stocks...................             -          (.1)            -         (.4)
                                                          ----------   ---------      --------    --------

Income used in per share computation of earnings
     and in per share computation of earnings
     assuming dilutive effect........................      $   71.1     $2,519.8       $ 234.9    $2,917.0
                                                           ========     ========       =======    ========

Net income per share - fully diluted.................      $     .93    $   26.83      $   3.07   $   29.76
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